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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-13873) pertaining to the Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division - Hutchinson Plant of our report dated June 11, 1999, with respect to the financial statements and schedules of the Eaton Corporation Investment Plan for Hourly Employees of the Hydraulics Division - Hutchinson Plant included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



/s/ Ernst & Young LLP

Cleveland, Ohio
June 23, 1999




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